EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement of USEC Inc. on Form S-8 (No. 333-182000 effective June 8, 2012) of  our report dated June 15, 2012, accompanying the financial statements and supplemental information included in the Annual Report of USEC Savings Program on Form 11-K for the year ended December 31, 2011.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
June 15, 2012